WINDING UP AGREEMENT

THIS AGREEMENT is made effective as of November 8, 2018, by and between ALP Liquidating Trust, a Delaware statutory trust (the "Trust"), and Arvida Company, an Illinois corporation ("Arvida Company"). Capitalized terms used herein but not otherwise defined herein have the same meanings as in the Liquidating Trust Agreement of the Trust (the "Trust Agreement").

WITNESSETH:

WHEREAS, all of the Trust Property has been reduced to cash or cash equivalents; and

WHEREAS, the Trust desires to complete the winding up of its business and affairs effective as of November 8, 2018 (the "Winding Up Date"); and

WHEREAS, there are certain known, and there may be certain other unknown, costs, expenses, obligations or liabilities incurred by or on behalf of, or claims, demands, assessments or charges against, the Trust (herein collectively referred to as the "Liabilities") made by third parties (other than any person or entity in its capacity as a Beneficiary) that will not have been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; and

WHEREAS, the Trust desires to be relieved of the Liabilities on the terms and conditions set forth herein in order to complete the winding up of its business and affairs on the Winding Up Date; and

WHEREAS, Arvida Company is the administrator of the Trust and is willing to assume the obligation to pay, extinguish or otherwise discharge the Liabilities on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. Arvida Company hereby assumes the obligation to pay, discharge, extinguish or otherwise provide for, and agrees to indemnify, defend and hold harmless the Trust from, each of the Liabilities, whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, that has not been paid, discharged, extinguished or otherwise provided for on or before the Winding Up Date; provided, however that in no event shall the Liabilities be deemed to include any obligation or liability of the Trust (i) for any distribution of cash or other property or asset of any kind that was, is or may be distributable (including, without limitation, a return of any capital contribution) to any holder of any Beneficial Interest Unit in the Trust, in his capacity as such holder; (ii) any liability for a Covered Matter (as defined below); or (iii) any liability for which the obligation of, or recourse against, the Trust was or is, by law, contract or otherwise, limited to an asset or assets of the Trust. As used herein, "Covered Matter" means any claim, demand, lawsuit or other assertion of right against or involving the Trust or any loss, damages, cost or expense suffered or incurred by the Trust that is or may be covered in whole or in part by one or more of the Policies, including defense or indemnity thereof, and "Policy" means any policy or other evidence of insurance issued to, applicable to or otherwise covering the Trust,

Arvida/JMB Partners, a Florida general partnership ("Arvida/JMB"), Arvida Company, or any of their respective affiliates.

2. In consideration of Arvida Company's assumption of the obligation to pay, discharge, extinguish or otherwise provide for the Liabilities as provided in this Agreement, the Trust (i) shall pay Arvida Company on or before the Winding Up Date an aggregate amount of $183,108.42, which includes approximately $180,000 for records management and disposal and insurance premiums and deductibles for the Trust and Arvida/JMB, and (ii) hereby transfers and assigns to Arvida Company all of the Trust's right, title to and interest in, and, to the maximum extent permitted under applicable law, all of the Trust's rights to own, receive, collect and/or enforce the payment, reimbursement or transfer of, any and all monies or other property or assets of any kind or nature (and any claims therein or thereto) that remain, or that become or otherwise would or may be, payable, transferable or reimbursable to the Trust, on or after the Winding Up Date (other than (x) such rights with respect to any monies of the Trust that remain on the Winding Up Date and that are required to pay or discharge checks or drafts issued by or on behalf of the Trust and (y) any rights of the Trust to coverage under any Policies with respect to a Covered Matter). Arvida Company shall have no right of indemnification or contribution from any person or entity in his capacity as a Beneficiary as a result of payments made by Arvida Company, or claims made against the Trust or Arvida Company, with respect to the Liabilities, whether or not such payments or claims in the aggregate are in excess of the amount of money or the value of other property or assets paid or transferred to or received or collected by Arvida Company pursuant to the terms of this Agreement.

3. Notwithstanding anything to the contrary in this Agreement, Arvida Company shall be entitled to the benefit of any and all rights of indemnification, contribution, offset and any other right of recourse to or claim against any third party (other than any right of indemnification or contribution with respect to the Liabilities by or from a person or entity in his capacity as a Beneficiary but including any other recourse to or claim against such person or entity in any other capacity and other than any right of indemnification or contribution of the Trust for a Covered Matter under any Policy) that the Trust has, may have or otherwise could have or assert at any time, whether in connection with, relating to or arising from any of the Liabilities or otherwise, and the Trust hereby assigns and transfers to Arvida Company all of its right, title to and interest in each and every such right or claim.

4. The Trust hereby makes, constitutes and appoints Arvida Company the Trust's true and lawful attorney-in-fact for the Trust, with full power of substitution, and in its name, place and stead to make, execute, acknowledge, swear to, deliver, record, file and/or perform any agreements, instruments or other documents, and to take any and all other actions on behalf of the Trust, whether on or after the Winding Up Date, that may be considered necessary or desirable by Arvida Company to carry out fully the provisions of this Agreement, including without limitation, to execute and deliver on behalf of the Trust any document evidencing, acknowledging or fulfilling the assignment and transfer by the Trust to Arvida Company of any rights or claims referred to in Section 2 or 3 of this Agreement and to collect, sue for or recover any monies or other property or assets, to compromise or settle any claims and to endorse any checks or other instruments on behalf of the Trust. Pursuant to such power of attorney, the Trust hereby authorizes Arvida Company to take any and all actions on behalf of the Trust as Arvida Company may consider necessary or desirable in connection with any of the foregoing to the same extent as the Trust could or might

do if personally present, and the Trust hereby approves and confirms all such actions on its behalf. The power of attorney hereby granted is coupled with an interest, is irrevocable and, to the maximum extent allowed by applicable law, shall survive the dissolution, winding up and termination of the Trust.

5. Except as otherwise expressly provided in this Agreement, nothing contained herein shall prevent, limit or qualify in any way the rights, powers and authority Arvida Company otherwise has or may exercise in its capacity as the Administrator of the Trust.

6. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereto shall survive the dissolution, winding up and termination of the Trust.

7. Each provision of this Agreement shall be considered severable and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to the Delaware Statutory Trust Act or other existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

8. The provisions of this Agreement are intended solely to benefit of the parties hereto and shall not be construed as conferring any benefit upon other person or entity.

9. Any reference in this Agreement to the singular shall also be deemed to include the plural, and vice versa, and the masculine, feminine or neuter gender shall not be limiting and, in each case, shall include each other gender.

10. This Agreement and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the internal laws of the State of Delaware without regard to its conflicts of laws.

11. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

ALP Liquidating Trust, a Delaware statutory trust

By: Arvida Company, its Administrator

By:____________________________
Name: Gary Nickele
Title: President

Arvida Company, an Illinois corporation

By:____________________________
Name: Gary Nickele
Title: President

STATE OF ILLINOIS)
) SS
COUNTY OF COOK)

On this 8th day of November, 2018, before me personally appeared Gary Nickele, known to me to be the individual, who, being by me duly sworn, did acknowledge that (he) (she) is a(n) President of Arvida Company, an Illinois corporation that is the administrator of ALP Liquidating Trust, a Delaware statutory described in the foregoing instrument, and that (he) (she) executed said instrument on behalf of said corporation as a duly authorized person of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

OFFICIAL SEAL
KAREN M. EWING
NOTARY PUBLIC, STATE OF ILLINOIS
My Commission Expires Sep 8, 2019

By: Karen M. Ewing
Notary Public

Address: 5108 N. Drake Avenue
Chicago, IL 60625

My commission expires:
09/08/2019

STATE OF ILLINOIS)
) SS
COUNTY OF COOK)

On this 8th day of November, 2018, before me personally appeared Gary Nickele, known to me to be the individual, who, being by me duly sworn, did acknowledge that (he) (she) is a(n) President of Arvida Company, an Illinois corporation described in the foregoing instrument, and that (he) (she) executed said instrument on behalf of said corporation as a duly authorized person of such corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

OFFICIAL SEAL
KAREN M. EWING
NOTARY PUBLIC, STATE OF ILLINOIS
My Commission Expires Sep 8, 2019

By: Karen M. Ewing
Notary Public

Address: 5108 N. Drake Avenue
Chicago, IL 60625

My commission expires:

09/08/2019